Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-135954, 333-158755, 333-158987, 333-160609, 333-160610, 333-168682, 333-168684, 333-175702, 333-175703, 333-182668, 333-182669, 333-189856, 333-189858, 333-197348, 333-197350, 333-200214, and 333-205578) of Cardiovascular Systems, Inc. of our report dated August 27, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
August 27, 2015